SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. --)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         HealthCare Capital Corp.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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
                            HEALTHCARE CAPITAL CORP.
                        111 S.W. FIFTH AVENUE, SUITE 2390
                             PORTLAND, OREGON 97204
                          ----------------------------

                          NOTICE OF ANNUAL AND SPECIAL
                         GENERAL MEETING OF SHAREHOLDERS

                                DECEMBER 5, 1997
                          ----------------------------

NOTICE IS HEREBY GIVEN that the Annual and Special General Meeting (the "Meeting") of the holders of common shares ("Common Shares") of HealthCare Capital Corp. (the "Corporation") will be held at Atwater's, 30th Floor, 111 S.W. Fifth Avenue, Portland, Oregon, on Friday, December 5, 1997, at 10 a.m. Pacific Time, for the following purposes:


1.       To fix the number of directors at six;

2.       To elect directors;

3. To appoint auditors for the ensuing year and to authorize the Board of Directors to fix the remuneration to be paid to the auditors;

4. To ratify an amendment to the Corporation's By-Laws adopted by the Board of Directors increasing the quorum required at a shareholders meeting to 33-1/3% of the Common Shares outstanding and entitled to vote at the meeting;

5. To consider and approve the Corporation's Second Amended and Restated Stock Award Plan;

6.       To  receive  and  consider  the  annual  report  containing   financial
statements for the fiscal year ended July 31, 1997, together with the report of the auditors thereon; and

7. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only holders of Common Shares of record at the close of business on October 29, 1997, are entitled to receive notice of the Meeting.

Portland, Oregon                            BY ORDER OF THE BOARD OF DIRECTORS
October 29, 1997

                                            William DeJong
                                            Secretary

We ask that you promptly sign, date and return the enclosed proxy in the enclosed return envelope, whether or not you plan to attend the Meeting in person. If you do attend the Meeting, you may withdraw your proxy and vote in person. All instruments appointing proxies to be used at the Meeting must be deposited at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), prior to 10 a.m. (Calgary time) on December 4, 1997, or delivered to the Chairman of the Meeting prior to the commencement of the Meeting. A person appointed as a proxy need not be a shareholder of the Corporation.

                            HEALTHCARE CAPITAL CORP.

                          ----------------------------

                       ANNUAL AND SPECIAL GENERAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON DECEMBER 5, 1997

                         MANAGEMENT INFORMATION CIRCULAR
                               AND PROXY STATEMENT

                          ----------------------------

                             SOLICITATION OF PROXIES

         THIS MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF HEALTHCARE CAPITAL CORP. (THE "CORPORATION") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL GENERAL MEETING (THE "MEETING") OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD AT ATWATER'S, 30TH FLOOR, 111 S.W. FIFTH AVENUE, PORTLAND, OREGON, ON FRIDAY, DECEMBER 5, 1997, AT 10 A.M. PACIFIC TIME, AND ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

         The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally and by telegram or telephone by directors and officers of the Corporation without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies by the Corporation will be borne by the Corporation. This Circular and accompanying form of proxy will first be mailed to shareholders on approximately October 31, 1997.

         All dollar amounts included in this Circular are expressed in United States dollars. Amounts originally expressed in Canadian dollars have been converted using the applicable spot exchange rate (as quoted by the Federal Reserve Bank of New York for the New York Interbank Market) as of October 28, 1997, or, where appropriate, the applicable date of the specific transaction or payment described. THE EXCHANGE RATE FOR CONVERTING CANADIAN DOLLARS INTO U.S. DOLLARS AT OCTOBER 28, 1997, WAS 1.4128.

                      APPOINTMENT AND REVOCATION OF PROXIES

         The persons designated in the enclosed form of proxy are directors of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY TO REPRESENT HIM OR HER AT THE MEETING. THE PERSON NEED NOT BE A SHAREHOLDER. This right may be exercised either by inserting in the blank space provided the name of the other person a shareholder wishes to appoint or by completing another proper form of proxy. Shareholders who wish to be represented at the Meeting by proxy must deposit their form of proxy prior to 10 a.m. (Calgary time) on December 4, 1997, at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), or deliver it to the Chairman of the Meeting prior to the commencement of the Meeting.

         A shareholder who has given a proxy has the right to revoke it at any time by an instrument in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), addressed to the Secretary of the Corporation, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof.

                          OUTSTANDING VOTING SECURITIES

         On October 29, 1997, the Corporation had outstanding 27,259,517 Common Shares, without nominal or par value (the "Common Shares"), each carrying the right to one vote per share. In addition, the Corporation has reserved for issuance: (i) 7,833,308 Common Shares upon the exercise of share purchase warrants presently outstanding; (ii) 2,000,000 Common Shares upon the conversion of convertible subordinated notes due October 31, 1997; and (iii) 2,702,000 Common Shares upon the exercise of stock options presently outstanding held by employees, directors, and officers of, and consultants to, the Corporation. Common Shares are the only outstanding voting securities of the Corporation.

         Only shareholders of record at the close of business on October 29, 1997, will be entitled to vote at the Meeting, except to the extent that a shareholder has transferred ownership of any of his or her Common Shares after the record date and the transferee of those shares has produced properly endorsed share certificates or has otherwise established that he or she owns the shares and, in either case, has requested, not later than November 25, 1997, that the transferee's name be included in the list of shareholders entitled to vote at the Meeting, in which case such transferee shall be entitled to vote such shares at the Meeting.

                                VOTING OF PROXIES

         When a proxy in the accompanying form is properly executed and returned, the Common Shares represented thereby will be voted at the Meeting in accordance with the instructions specified in the spaces provided in the proxy. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN FAVOR OF THE MATTERS LISTED IN THE ACCOMPANYING NOTICE OF MEETING.

         Effective October 15, 1997, the Board of Directors amended the Corporation's By-Laws to provide that a quorum of shareholders will be established at a shareholders meeting if the holders of 331/3% of the Common Shares entitled to vote at the meeting are present in person or represented by proxy. By-Law No. 1B reflecting the increased quorum requirement is being submitted for shareholder approval at the Meeting. See "4. Approval of Increased Quorum Requirement." The quorum requirement previously in effect provided that two persons representing in the aggregate not less than 10% of the Common Shares entitled to vote at a shareholders meeting must be present at the meeting to constitute a quorum.

         A DIRECTION TO "WITHHOLD VOTE" (ABSTAIN) WITH RESPECT TO PROPOSALS 1, 4, AND 5 SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING WILL BE DEEMED TO HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. Common Shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on any matter will have no effect on the required vote on the matter.

         The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to any amendments to matters identified in the accompanying Notice of Meeting and other matters that may properly come before the Meeting. Management is not aware of any amendments to matters identified in the Notice of Meeting or of any other matters that are to be presented for action at the Meeting.

            SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

         The following table gives information regarding the beneficial ownership of Common Shares as of October 29, 1997, by each of the Corporation's directors and nominees for director, by certain of the Corporation's executive officers, and by the Corporation's present directors and executive officers as a group.

In addition, it gives information about each person or group known to the Corporation to own beneficially more than 5% of the outstanding Common Shares. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and investment power. The numbers in the table include Common Shares as to which a person has the right to acquire beneficial ownership through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after October 29, 1997.



==========================================================================================================================
                                                         Amount and Nature
           Name and Address                                 of Beneficial                          % of Common
          of Beneficial Owner                                 Ownership                              Shares(1)
--------------------------------------------------------------------------------------------------------------------------
Brandon M. Dawson                                          4,550,000(2)(4)                             16.5%
111 S.W. Fifth Ave., Ste. 2390
Portland, Oregon 97204
--------------------------------------------------------------------------------------------------------------------------
Hearing Health Services, Inc.                              2,000,000(3)                                6.8%
1018 W. Ninth Ave., Ste. 310
King of Prussia, Pennsylvania 19406
--------------------------------------------------------------------------------------------------------------------------
Gregory J. Frazer, Ph.D.                                   1,711,959(2)(5)                             6.2%
18531 Roscoe Blvd., Ste. 201
Northridge, California 91324
--------------------------------------------------------------------------------------------------------------------------
Douglas F. Good                                            1,209,562                                   4.4%
595 Howe St., Ste. 1120
Vancouver, B.C. V6C 2T5
--------------------------------------------------------------------------------------------------------------------------
Gene K. Balzer, Ph.D.                                        200,000                                    *
1000 East Rosser Ave., Ste. D2
Bismarck, North Dakota 58501
--------------------------------------------------------------------------------------------------------------------------
Hugh T. Hornibrook                                           200,000(2)                                 *
2631 West 13th Avenue
Vancouver, B.C. V6K 2T3
--------------------------------------------------------------------------------------------------------------------------
William DeJong                                               157,200(2)                                 *
1800 First Canadian Centre
350 7th Avenue, S.W.
Calgary, Alberta T2P 3N9
--------------------------------------------------------------------------------------------------------------------------
Kathy A. Foltner                                              69,000(2)                                 *
111 S.W. Fifth Ave., Ste. 2390
Portland, Oregon 97204
--------------------------------------------------------------------------------------------------------------------------
All directors and executive officers as a group (9         8,761,821(2)                               30.8%
persons)
==========================================================================================================================

--------------
*Less than 1% of the outstanding Common Shares

(1) Calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, pursuant to which shares as to which a person has the right to acquire beneficial ownership through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after October 29, 1997, have been included in shares deemed to be outstanding for purposes of computing percentage ownership by such person.

(2)      Includes   options  to  purchase  Common  Shares  which  are  presently exercisable or will become exercisable by December 28, 1997, as follows: Mr. Dawson, 300,000 shares; Mr. Frazer, 250,000 shares; Mr. Hornibrook, 200,000 shares; Mr. DeJong, 75,000 shares; Ms. Foltner, 62,500 shares; and all directors and executive officers as a group, 1,187,500 shares.

(3) Consists of, upon conversion of convertible subordinated notes issued by the Company, 900,000 Common Shares held by Brown's Creek, Inc., 285,120 Common Shares held by Business Development Capital Limited Partnership III, 743,600 Common Shares held by Abbingdon Venture Partners Limited Partnership, and 71,280 Common Shares held by Abbingdon Venture Partners Limited Partnership II, each of whom is an affiliate of Hearing Health Services, Inc.

(4) Includes 3,900,000 Common Shares subject to an escrow agreement dated October 7, 1994, of which 1,900,000 Common Shares are subject to an Assignment and Novation Agreement dated August 28, 1996, between Mr. Dawson and Roger W. Larose, a former officer of the Corporation. See "Interests of Insiders in Material Transactions."

(5) Includes 246,491 Common Shares held by Carissa Bennett, Mr. Frazer's wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Shares and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by
Section 16 "reporting persons," including directors, executive officers, and certain holders of more than 10% of the outstanding Common Shares. To the Corporation's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during the fiscal year ended July 31, 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Corporation's chief executive officer and the Corporation's other executive officers whose salary level and regular bonus for the fiscal year ended July 31, 1997, exceeded $100,000.

                                                     Annual                                Long-Term
                                                 Compensation                           Compensation Awards

                                                                                          Number of Shares
Name and Principal Position         Year             Salary            Bonus              Underlying Options

Brandon M. Dawson                   1997              $130,000         $  --                       --
 President and Chief                1996                86,667            --                     650,000
 Executive Officer

Kathy A. Foltner                    1997                85,000          37,500                   125,000
 Vice President-Operations

Gregory J. Frazer, Ph.D.            1997               110,000            --                     400,000
 Vice President-Business
 Development

In addition, two other executive officers of the Corporation were paid an aggregate of $215,289 in cash compensation, including incentive compensation of $50,454 relating to an acquisition, during the 1997 fiscal year.

OPTION GRANTS

         During the fiscal year ended July 31, 1997, the Corporation granted stock options to employees and directors under its Stock Option Plan adopted effective November 18, 1993, and its Stock Award Plan adopted effective December 10, 1996. The Second Amended and Restated Stock Award Plan is being submitted for approval by the shareholders at the Meeting. See "5. Approval of Stock Award Plan." Options are granted at the discretion of the Board of Directors. Options granted to date have a term of five years and generally vest in two or more equal annual installments. The options are not transferable or assignable.

         The following table sets forth certain information concerning grants of options to purchase Common Shares to individuals who were directors or executive officers of the Corporation during the fiscal year ended July 31, 1997:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                       Number of          Percentage of
                                         Shares           Total Options                      Market
                                       Underlying           Granted to         Exercise      Price on
                                         Options           Employees in          Price       Grant Date
              Name                      Granted            Fiscal Year         ($/share)     ($/share)        Expiration Date

Gene K. Balzer, Ph.D.                      --                   --                --           --                  --
Brandon M. Dawson                          --                   --                --           --                  --
William DeJong                             --                   --                --           --                  --
Randall E. Drullinger                      --                   --                --           --                  --
Kathy A. Foltner                       125,000(1)              8.2%              $1.45       $1.45            Feb. 5, 2002
Gregory J. Frazer, Ph.D.               400,000(2)              26.4               1.30        1.76            Oct. 1, 2001
Douglas F. Good                            --                   --                --            --                 --
Hugh T. Hornibrook                         --                   --                --            --                 --
Edwin J. Kawasaki                      170,000(3)              11.2              1.12         1.12            May 8, 2002


--------------

(1) One-half of Ms. Foltner's options become exercisable on November 1, 1997, with the balance becoming exercisable on November 1, 1998.

(2) One-half of Mr. Frazer's options became exercisable on October 1, 1997, with the balance becoming exercisable on October 1, 1998.

(3) One-half of Mr. Kawasaki's options became exercisable on August 12, 1997, with the balance becoming exercisable on August 12, 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding option exercises during the fiscal year ended July 31, 1997, and the fiscal year-end value of unexercised options held by individuals who were directors or executive officers of the Corporation during the 1997 fiscal year:

                                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                      AND FISCAL YEAR-END OPTION VALUES

                                                                              Number of Securities
                                                                                   Underlying
                                                                                   Unexercised                 Value of Unexercised
                                                                                   Options at                  In-the-Money Options
                                                                                  July 31, 1997                 at July 31, 1997(2)
                                     Shares
                                   Acquired on           Value                                                              Unexer-
Name                                Exercise          Realized(1)     Exercisable        Unexercisable      Exercisable     cisable
Gene K. Balzer, Ph.D.               200,000          $170,741                --                --              $  --            --
Brandon M. Dawson                   250,000           211,420             300,000              --               275,687         --
William DeJong                        --                --                 75,000              --                35,275         --
Randall E. Drullinger                 --                --                200,000              --                 --            --
Kathy A. Foltner                      --                --                   --             125,000               --            --
Gregory J. Frazer, Ph.D.              --                --                   --             400,000               --            --
Douglas F. Good                     225,000           180,118                --                --                 --            --
Hugh T. Hornibrook                    --                --                200,000              --                 --            --
Edwin J. Kawasaki                     --                --                   --             170,000               --       $11,900

--------------

(1) The value realized was calculated based on the excess of the closing sale price of the Common Shares reported on The Alberta Stock Exchange (the "ASE") on the date of exercise over the exercise price.

(2) The value shown was calculated based on the excess of the closing sale price of the Common Shares reported on the ASE on July 31, 1997, over the per share exercise price of the unexercised in-the-money options.

EMPLOYMENT AND CONSULTING AGREEMENTS

         On October 1, 1996, the Corporation entered into a five-year employment agreement with Gregory J. Frazer, Ph.D., its Vice President-Business Development, that provides for a base salary of $110,000 per year and for a bonus based on the aggregate net income of the hearing clinics acquired by the Corporation that were previously owned in part by Mr. Frazer. The employment agreement also provides for certain employee benefits and options to purchase up to 200,000 Common Shares at $1.30 per share included in the table under "Option Grants" above. Mr. Frazer has also entered into an agreement with the Corporation which contains covenants not to compete with and not to solicit employees, clients or customers of the Corporation on behalf of a competitor during his period of employment and for three years following termination of his employment.

         On October 31, 1996, the Corporation entered into a three-year employment agreement with Kathy A. Foltner, its Vice President-Operations, that provides for a salary of $85,000 per year. The employment agreement also provides for certain employee benefits and options to purchase up to 125,000 Common Shares at $1.45 per share included in the table under "Option Grants" above.

         Effective January 1, 1997, the Corporation entered into a five-year consulting agreement with Hugh T. Hornibrook, a director of the Corporation, under which the Corporation will pay Mr. Hornibrook a retainer of $72 per month and $91 per hour for consulting services on an as-needed basis.

         Since January 1, 1997, the Corporation has retained NeuroDynamic Systems, Inc., at the rate of $6,000 per month, to provide consulting services in connection with the Corporation's Canadian operations and the development of a training program for audiologists. The consulting arrangement may be canceled at any time by the Corporation. Gene K. Balzer, Ph.D., a director of the Corporation, is president and sole shareholder of NeuroDynamic Systems, Inc.

COMPENSATION OF DIRECTORS

         The directors of the Corporation do not receive any fees for attending board meetings but are reimbursed for out-of-pocket and travel expenses incurred in attending board meetings. The Corporation has no other standard arrangement pursuant to which directors are compensated by the Corporation for their services in their capacity as directors. The Corporation may from time to time, as it has in the past, grant stock options to directors in accordance with the policies of the ASE and the Alberta Securities Commission and the securities laws and regulations of the jurisdictions where the directors reside. Options granted during the 1997 fiscal year are included in the table under "Option Grants" above.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

         On October 1, 1996, the Corporation acquired 11 hearing care clinics in Southern California through the acquisition of all of the outstanding shares of three corporations owned by Gregory J. Frazer, Ph.D., who was subsequently appointed Vice President-Business Development and a director of the Corporation, his wife, Carissa Bennett, and Jami Tanihana (the "HCA Shareholders"). The consideration paid by the Corporation consisted of $314,724 in cash and 2,389,536 Common Shares of which Mr. Frazer and Ms. Bennett received a total of 1,470,359 shares. Mr. Frazer and Ms. Bennett also received a total of $196,294 in payment for covenants not to compete.

         Twenty-five percent, or 597,384, of the Common Shares issued to the HCA Shareholders are being held by the Corporation (the "Retained Shares"). One Common Share will be issued to the HCA Shareholders on a pro rata basis from the Retained Shares for each dollar by which net current assets (as defined in the acquisition agreement) of the acquired corporations exceed certain target amounts. To the extent that such net current assets do not exceed the target amounts, the HCA Shareholders may elect to either pay the Corporation one dollar or cancel one Retained Share for each dollar of shortfall. A Retained Share is also required to be canceled or a dollar paid to the Corporation for each dollar by which long-term liabilities of the acquired corporations exceed a specified amount, or certain accounts receivable remain uncollected after specified time periods.

         The HCA Shareholders have the right, until September 30, 2001, to require the Corporation to redeem an aggregate of 15,000 of their Common Shares as of the last day of each calendar quarter at a price of $1.67 per share. The redemption rights are noncumulative and expire if not exercised as of the end of any calendar quarter as to such quarter. Pursuant to such redemption rights, the Corporation has redeemed a total of 19,800 shares from Ms. Tanihana, 6,600 shares from Ms. Bennett and 1,800 shares from Mr. Frazer for consideration of $33,066, $11,022, and $3,006, respectively.

         During 1997, the Corporation has acquired six additional hearing clinics in Southern California in which Mr. Frazer was part-owner. Of the aggregate cash purchase price of $1,217,231 for the six clinics, Mr. Frazer and Ms. Bennett received a total of $560,377. Mr. Frazer and Ms. Bennett also received the sum of $147,654 in payment for covenants not to compete in connection with the acquisitions.

         On October 31, 1996, the Corporation acquired the Midwest Division of Hearing Health Services, Inc. (the"Midwest Division"), in exchange for convertible subordinated notes made payable to certain affiliates of Hearing Health Services, Inc., in the aggregate amount of $2,600,000 convertible into 2,000,000 Common Shares and the assumption of a promissory note with a balance of $360,000 payable to Kathy A. Foltner, Vice President-Operations of the Corporation. The promissory note is payable in equal annual installments of $120,000 beginning July 1, 1997, and bears interest at 6% per annum. The balance of the promissory note at September 30, 1997, was $240,000. In addition to the promissory note, the Corporation also agreed to assume an obligation of the Midwest Division to pay Ms. Foltner $50,000 in each of 1997, 1998, and 1999, if specified production goals are met. Ms. Foltner has met the specified production goals for 1997. The Corporation has paid Ms. Foltner $37,500 for the period from October 1, 1996 to July 31, 1997, and will pay her an additional $12,500 by December 31, 1997.

         Under the terms of an escrow agreement dated January 14, 1994, among the Corporation, a trustee, and Michael G. Thomson, Craig R. Thomson, Murray T.A. Campbell, Bruce A. Ramsay and William DeJong (the "Founding Shareholders"), 3,000,000 Common Shares were issued to the Founding Shareholders in exchange for an aggregate of $100,000 in cash and deposited in escrow with the trustee. As of October 21, 1997, the final 1,000,000 Common Shares were subject to release from escrow.

         Douglas F. Good, Marilyn Marshall, and Trudy McCaffery (the "Fraserview Shareholders"), the Corporation, and a trustee are parties to an escrow agreement dated October 7, 1994 (the "Performance Escrow Agreement"), with respect to 4,250,000 Common Shares (the "Performance Shares") that were issued to the Fraserview Shareholders in connection with the Corporation's acquisition of Fraserview Hearing & Speech Clinic Ltd. The terms of the Performance Escrow Agreement specify that one Common Share is eligible for release from escrow, upon application to the ASE, for each $0.08 of "cash flow" generated by the Corporation. For purposes of the Performance Escrow Agreement, "cash flow" is defined as the Corporation's net income as shown on the Corporation's audited financial statements, plus depreciation, depletion, deferred taxes, and amortization of goodwill and research and development costs. All of the Performance Shares remain subject to the Performance Escrow Agreement.

         Pursuant to a purchase and sale agreement (the "Share Purchase Agreement") dated as of April 15, 1996, between the Fraserview Shareholders and Brandon M. Dawson, Roger W. Larose, Randall E. Drullinger and Hugh T. Hornibrook (the "Purchasers"), the Fraserview Shareholders sold all of the Performance Shares to the Purchasers for an aggregate consideration of $601,637. Pursuant to an assignment and novation agreement dated as of August 28, 1996, Roger W. Larose agreed to assign all of his right, title and interest in the Share Purchase Agreement to Brandon M. Dawson. In addition, pursuant to an assignment and novation agreement dated as of February 27, 1997, Mr. Hornibrook agreed to assign all of his right, title, and interest in the Share Purchase Agreement to Edwin J. Kawasaki. The assignments are subject to the approval of the ASE. As a result of the Share Purchase Agreement and assignments, Messrs. Dawson, Drullinger and Kawasaki hold 3,900,000, 250,000 and 100,000 Performance Shares, respectively.

         From 1994 through July 31, 1996, Douglas F. Good, a shareholder and director of the Corporation and its former chief executive officer, advanced funds to the Corporation for short-term working capital and acquisitions. Interest on the advances accrued at 9% per annum. The Corporation paid Mr. Good aggregate interest of $43,001 for the three-year period ended July 31, 1996 and the highest outstanding balance during such period was $240,167 during January 1995. As of July 31, 1996, the total of the advances and all accrued interest had been repaid.

         William DeJong is a partner in the Calgary, Alberta law firm of Ballem MacInnes and Secretary and a director and a Founding Shareholder of the Corporation. During the period from August 1, 1995, to July 31, 1997, total fees, disbursements and government sales tax paid to Ballem MacInnes by the Corporation for legal services were approximately $204,500. Mr. DeJong was granted options to purchase 50,000 shares at $0.07 per share in November 1993, which he exercised on February 22, 1996.

         On January 11, 1996, Michael G. Thomson, a former officer and director and a Founding Shareholder, exercised options granted in November 1993 for 200,000 Common Shares at $0.07 per share.

         Under a settlement agreement between the Corporation and Roger W. Larose, formerly the Corporation's chief operating officer, the Corporation agreed to pay the exercise price of 200,000 options to purchase Common Shares held by Mr. Larose. On April 1, 1996, Mr. Larose exercised options for 100,000 Common Shares at $0.28 per share and Douglas F. Good, as an advance to and on behalf of the Corporation, paid the exercise price of $28,048 to the Corporation. On September 30, 1996, Mr. Larose exercised options for an additional 100,000 Common Shares at $0.28 per share and Mr. Good, as an advance to and on behalf of the Corporation, paid the exercise price of $27,900 to the Corporation.

         Brandon M. Dawson subsequently executed promissory notes in favor of Mr. Good equal to the amounts advanced by Mr. Good in connection with the options exercised by Mr. Larose, and Mr. Dawson was substituted for Mr. Good as the obligee with respect to such advances. Interest on the advances made by Mr. Dawson accrues at the rate of 9% per annum. At September 30, 1997, the outstanding balance of the advances made by Mr. Dawson, with accrued interest, was $61,165.

         On April 1, 1996, Brandon M. Dawson, President of the Corporation, exercised options for 100,000 Common Shares at $0.28 per share. In connection with such exercise, Mr. Dawson paid the Corporation $28,048. On May 8, 1997, Mr. Dawson exercised options for 250,000 Common Shares at $0.27 per share. In connection with such exercise, the Corporation loaned Mr. Dawson $67,500 to pay the aggregate exercise price of the options. The loan, which accrues interest at 10% per annum, is due on May 8, 1998.

                               1997 ANNUAL REPORT

         The Corporation's annual report to shareholders for the fiscal year ended July 31, 1997, including financial statements and other information with respect to the Corporation, has been mailed to shareholders with this Circular. Additional copies of the annual report may be obtained by writing to the Corporation.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

         The auditors of the Corporation are KPMG Peat Marwick LLP, 1211 S.W. Fifth Avenue, Suite 2000, Portland, Oregon 97204. The registrar and transfer agent of the Common Shares is CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada T2P 2Z1.

                     PARTICULARS OF MATTERS TO BE ACTED UPON

         To the knowledge of the Board of Directors, the only matters to be acted upon at the Meeting are those set forth in the accompanying Notice of Meeting relating to the fixing of the number of directors to be elected, the election of directors, the appointment of auditors, ratification of an amendment to the Corporation's ByLaws, approval of its Second Amended and Restated Stock Award Plan, and the receipt of the financial statements.

1.       FIXING NUMBER OF DIRECTORS

         Under the Articles of Incorporation, as amended (the "Articles"), of the Corporation, the Board of Directors may consist of a minimum of three and a maximum of 11 directors. The Board of Directors may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting, provided that the number of additional directors may not exceed one-third of the number of directors elected at the most recent annual general meeting and the total number of directors may not exceed 11.

         At present, the Board of Directors consists of six directors. As discussed below, the Board of Directors has nominated six persons for election as directors at the Meeting. Accordingly, the shareholders will be asked to consider and, if thought fit, to pass the following resolution:

                  "BE IT RESOLVED THAT the number of directors of the Corporation be and the same is hereby fixed at six directors until such time as the directors determine by resolution to appoint one or more additional directors in accordance with the Corporation's Articles."

         The foregoing resolution will be adopted if approved by a majority of the votes cast on this motion by the shareholders at the Meeting.

2.       ELECTION OF DIRECTORS

         The Board of Directors has nominated six persons for election as directors to serve until the next annual general meeting and until their successors are elected and qualified. All of the nominees for election as directors are members of the present Board.

         A nominee will be elected if the nominee receives a plurality of the votes cast by the Common Shares entitled to vote in the election, provided that a quorum is present at the Meeting. Unless authority to vote for a director or directors is withheld, the accompanying proxy will be voted FOR the election of the nominees named below. If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board of Directors may be reduced prior to the Meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

         The following table sets forth information with respect to each person nominated for election as a director of the Corporation, including their names, municipality of residence, ages as of October 29, 1997, business experience during the past five years, and year of appointment as a director. There are no family relationships among the Corporation's directors and officers.

         Name and                                                                              Director
Municipality of Residence           Age     Principal Occupation(1)                              Since
-------------------------           ---     -----------------------                              -----

Gene K. Balzer, Ph.D.               41      President of NeuroDynamic Systems,                    1995
Bismarck, North Dakota                      Inc., a provider of technicians,
                                            clinicians and consultants to
                                            medical practices and hospitals.

Brandon M. Dawson                   29      President and Chief Executive Officer                 1995
Gresham, Oregon                             of the Corporation.

William DeJong                      39      Partner in the law firm of                            1994


                                     - 10 -



Calgary, Alberta                            Ballem MacInnes.

Gregory J. Frazer, Ph.D.            45      Vice President-Business Development,                  1996
Northridge, California                      of the Corporation.

Douglas F. Good                     55      Chairman of the Board of the                          1994
West Vancouver, British                     Corporation.
Columbia

Hugh T. Hornibrook                  48      Acquisition consultant.                               1996
Vancouver, British Columbia



(1) During the past five years, the principal occupation and employment of each director has been in the capacity set forth above except as follows:

         (a) Mr. Dawson has served as President and Chief Executive Officer of the Corporation since December 1995. From May 1992 to December 1995, he was director of U.S. sales for Starkey Laboratories, Inc., a multi-national manufacturer, distributor and marketer of custom "in-the-ear" hearing instruments and related hearing and diagnostic equipment.

         (b) Mr. DeJong has served as Secretary of the Corporation since 1993. He joined the law firm of Ballem MacInnes in 1987.

         (c) Mr. Frazer has served as Vice President-Business Development, of the Corporation since October 1996, when the Corporation acquired 11 audiology based hearing clinics which were among 22 clinics in Southern California of which Mr. Frazer was part owner and operator. The
         Corporation has since acquired six of the remaining 11 clinics. Mr. Frazer has spent his entire career as a hearing care professional since receiving his doctoral degree from Wayne State School of Medicine in 1981.

         (d) Mr. Good has served as Chairman of the Board of the Corporation since August 1996. From December 1995 until July 1996, he served as the Corporation's chief financial officer. He was President of the Corporation from October 1994 to December 1995. Prior to October 1994, Mr. Good was chief financial officer of International Retail Systems Inc., a software and point of sale systems company based in Dallas, Texas.

         (e) Mr. Hornibrook served as Vice President-Corporate Development, of the Corporation from April 1996 until January 1997. From July 1994 to April 1996, he was an independent business consultant. Prior to July 1994, Mr. Hornibrook served as director of corporate development for The Loewen Group Inc., a consolidator and operator of funeral homes and cemeteries throughout North America.

DIRECTORS' MEETINGS AND BOARD COMMITTEES

         During the fiscal year ended July 31, 1997, the Board of Directors held three meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 1997.

         The Audit Committee reviews services provided by the Corporation's independent auditors, makes recommendations concerning their engagement or discharge, and reviews with management and the independent auditors the annual financial statements of the Corporation, the results of the audit, the adequacy of internal accounting controls, and the quality of financial reporting. The Audit Committee did not meet during fiscal 1997. The members of the Audit Committee are Messrs. Balzer, Good and Hornibrook.

         The Corporation presently does not have a standing compensation committee or nominating committee. The Board of Directors will consider suggestions submitted by shareholders regarding potential nominees for director. Any recommendations as to nominees for election at the 1998 annual general meeting of shareholders should be submitted in writing by July 1, 1998, to the Secretary of the Corporation at its principal executive offices and should include the name, address and qualifications of each proposed nominee.

OTHER EXECUTIVE OFFICERS

         Randall E. Drullinger, age 34, has served as Vice President-Marketing of the Corporation since April 1996. From August 1990 to April 1996, he was director of financial management services at Starkey Laboratories, Inc.

         Edwin J. Kawasaki, age 39, has served as Vice President-Finance of the Corporation since August 1996. Mr. Kawasaki was a principal of Stafford Capital Corp., an investment buy-out firm, from September 1995 to July 1996, and was a senior vice president at Peregrine Holdings Ltd., an investment banking boutique firm, from January 1994 to September 1995. From 1987 to 1993, he was the controller of Lewis and Clark College. Prior to 1987, Mr. Kawasaki was a supervising senior accountant with KPMG Peat Marwick LLP.

         Kathy A. Foltner, age 44, was appointed Vice President-Operations of the Corporation in November 1996, when the Corporation acquired substantially all of the assets of the Midwest Division of Hearing Health Services, Inc. Ms. Foltner served as vice president of Hearing Health Services, Inc., since January 1995 and as director of its Michigan operations from July 1994 to December 1994. Prior to July 1994, Ms. Foltner was the owner and president of Audio-Vestibular Testing Center, Inc.

3.       APPOINTMENT OF AUDITORS

         Effective December 20, 1996, upon the recommendation of the Board of Directors and approval by the shareholders, the Corporation retained KPMG Peat Marwick LLP as its independent auditors, replacing Shikaze Ralston. The Corporation made the change in independent auditors due to its significant and growing operations in the United States and its need to draw upon the services and expertise of a large international accounting and auditing firm. The report of Shikaze Ralston on the consolidated financial statements of the Corporation for the year ended July 31, 1996, included in its 1997 annual report to shareholders accompanying this Circular does not contain an adverse opinion or disclaimer of opinion and is not qualified as to uncertainty, audit scope, or accounting principles. In addition, there were no disagreements with Shikaze Ralston on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Shikaze Ralston, would have caused them to make reference to the subject matter of the disagreements in connection with their report. Before engaging KPMG Peat Marwick LLP as its new independent auditors, the Corporation did not consult with them regarding any matters related to the application of accounting principles, the type of audit opinion that might be rendered on the Corporation's financial statements or any other such matters.

         Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote for the appointment of KPMG Peat Marwick LLP as auditors of the Corporation to hold office until the next annual general meeting of shareholders or until their successors are appointed and to authorize the Board of Directors to fix the auditors' remuneration. The Corporation expects representatives of KPMG Peat Marwick LLP to be present at the Meeting and to be available to respond to appropriate questions. The auditors will have the opportunity to make a statement at the Meeting if they desire to do so.

4.       APPROVAL OF INCREASED QUORUM REQUIREMENT

         In October 1997, the Board of Directors adopted an amendment to the Corporation's By-Laws increasing the quorum required at shareholders' meetings from 10% to 33-1/3% of the Common Shares issued and entitled to vote at the meeting. The amendment to the By-Laws is attached as Schedule A to this Circular.

         All amendments to the By-Laws are required by the Business Corporation Act (Alberta) to be submitted to the shareholders of the Corporation for ratification. Accordingly, the shareholders are being asked to consider and, if thought fit, to approve the following resolution at the Meeting:

                  "BE IT RESOLVED THAT By-Law No. 1B of the Corporation as set forth in Schedule A to the Corporation's Management Information Circular and Proxy Statement dated October 29, 1997, is hereby ratified."

         THIS RESOLUTION WILL NOT TAKE EFFECT UNTIL IT IS PASSED BY AT LEAST A MAJORITY OF THE VOTES CAST BY THE SHAREHOLDERS AT THE MEETING ON THIS MOTION. THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, UNLESS OTHERWISE INSTRUCTED, INTEND TO VOTE FOR THIS RESOLUTION APPROVING THE AMENDMENT OF THE BY-LAWS OF THE CORPORATION.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE BY-LAW AMENDMENT INCREASING THE QUORUM REQUIREMENT AT SHAREHOLDERS MEETINGS.

5.       APPROVAL OF STOCK AWARD PLAN

GENERAL

         Effective December 10, 1996, the Board of Directors adopted a Stock Award Plan providing for the grant of options to employees of the Corporation. The Board subsequently amended and restated the Stock Award Plan effective February 5, 1997, and adopted a second amendment and restatement effective October 15, 1997, subject to approval by the shareholders. The Second Amended and Restated Stock Award Plan, a copy of which is attached as Schedule B to this Circular, is hereinafter referred to as the "Award Plan."

         The purpose of the Award Plan is to promote and advance the interests of the Corporation and its shareholders by assisting the Corporation in attracting, retaining and rewarding key employees, directors and outside
advisers  and  linking  their   interests   with  those  of  the   Corporation's
shareholders.

         The Corporation also has in effect a Stock Option Plan adopted in November 1993, pursuant to which options to purchase 1,375,000 Common Shares had been exercised and options to purchase 1,625,000 Common Shares were outstanding at October 29, 1997. If the Award Plan is approved by the shareholders at the Meeting, the Stock Option Plan will be terminated and no additional stock options will be granted thereunder. Such termination will not affect any options previously granted thereunder.

         The Award Plan provides for the grant of stock options and other stock-based awards to the Corporation's officers and employees, non-employee directors, and outside consultants or advisers. The number of Common Shares which may be made the subject of awards under the Award Plan is 3,000,000 shares, subject to adjustment for changes in capitalization; provided that the maximum number of Common Shares issuable under the Award Plan may not exceed the number permitted by any regulatory authority having jurisdiction. Common Shares subject to awards granted under the Award Plan which expire or are otherwise canceled or terminated or are settled in cash in lieu of Common Shares will again become available for grants of new awards.

         At October 29, 1997, 13 employees held awards under the Award Plan and represented the pool of persons considered eligible to participate in the Award Plan at that date. The closing sale price for the Common Shares on the ASE on October 28, 1997, was U.S. $1.31.

         The following table presents information with respect to stock options granted to date under the Award Plan. Each Award was made contingent upon approval of the Award Plan by the shareholders at the 1997 annual shareholders meeting and, if not so approved at the Meeting, these Awards will be null and void. The type, number, and value of Awards that may be granted in the future under the Award Plan is not known.

                       NEW PLAN BENEFITS-STOCK AWARD PLAN

   Name and Position                                          Number of Options

Brandon M. Dawson                                                      0
 President and Chief Executive Officer
Kathy A. Foltner                                                   125,000
 Vice President-Operations
Gregory J. Frazer, Ph.D.                                               0
 Vice President-Business Development
All executive officers as a group                                  325,000
Non-employee directors as a group                                      0
Non-executive employees as a group                                 652,000

DESCRIPTION OF AWARDS UNDER THE AWARD PLAN

         The types of awards (collectively referred to as "Awards") that may be granted by the Board of Directors under the Award Plan include:

         Options. Options to purchase Common Shares may be incentive stock options meeting the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options which are not eligible for such tax-favored treatment. Options may expire not more than five years from the date of grant. The exercise price per share must be equal to or greater than 100% of the fair market value of a Common Share on the date the option is granted for incentive stock options and at a discount of not more than 25% from such fair market value for nonqualified options (or such lesser discount as may be permitted by the policies of the ASE, if applicable).

         Stock Appreciation Rights. A recipient of stock appreciation rights will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a Common Share on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Board of Directors in the award agreement and may be equal to, higher or lower than the fair market value of the Common Shares on the date of grant. Payment may be in cash, in Common Shares or in any other form or combination of methods approved by the Board of Directors.

         Restricted Units. Restricted units are awards of units equivalent in value to a Common Share, which may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period. At the expiration of such period, the restricted units vest and payment is made in an amount equal to the value of the number of shares covered by the restricted units. Payment may be in cash or Common Shares or in any other form or combination of methods approved by the Board of Directors.

         Performance Awards. Performance Awards are granted in units equivalent in value to a Common Share. A performance Award is subject to forfeiture if or to the extent the recipient fails to meet certain performance goals during a designated performance cycle. Performance Awards earned by attaining performance goals are paid at the end of a performance cycle in cash or Common Shares or in any other form or combination of methods approved by the Board of Directors.

         Other Stock-Based Awards. The Board of Directors may grant other Awards that involve payments or grants of Common Shares or are measured by or in relation to Common Shares. The Award Plan provides flexibility to design new types of stock-based or stock-related Awards to attract and retain employees, officers, directors, and outside advisers in a competitive environment.

         Nontransferability. Awards are not transferable or assignable except by will or the laws of descent and distribution.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

         In the event of a change in capitalization, the Board of Directors will make such proportionate adjustments in the aggregate number of shares for which Awards may be granted under the Award Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding Awards, as the Board in its sole discretion deems appropriate.

DURATION, TERMINATION AND AMENDMENT OF THE AWARD PLAN

         The Award Plan will remain in effect until Awards have been granted covering all available shares under the Award Plan or the Award Plan is otherwise terminated by the Board of Directors. The Board may terminate the Award Plan at any time, but any such termination will not affect any outstanding Awards. The

Board may also amend the Award Plan from time to time, subject to approval, to the extent required, by any regulatory authority having jurisdiction over the Award Plan, but may not, without shareholder approval, materially increase the aggregate number of Common Shares that may be issued under the Award Plan other than in connection with adjustments for a change in capitalization.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

         The following discussion summarizes the principal anticipated U.S. federal income tax consequences of grants of Awards under the Award Plan to participants and to the Corporation. All recipients of Awards under the Award Plan to date are U.S. residents.

                        TAX CONSEQUENCES TO PARTICIPANTS

         Incentive Stock Options. Incentive stock options under the Award Plan are intended to meet the requirements of Section 422 of the Code. A participant does not realize taxable income upon the grant of an incentive stock option or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a mid-term or long-term capital gain, as applicable, and any loss will be a long-term capital loss, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an incentive stock option is treated as a nonqualified option.

         Nonqualified Options. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally realize ordinary income measured by the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The participant's cost basis in the acquired shares is the fair market value of the shares on the exercise date. Any gain upon sale of the shares is capital gain.

         Stock Appreciation Rights. The grant of a stock appreciation right to a participant will not cause the recognition of income by the participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any Common Shares or other property delivered to the participant.

         Restricted Units and Performance Awards. Generally, a participant will not recognize any income upon issuance of an Award of restricted units or performance units that is subject to forfeiture during a restriction period or performance cycle. Generally, a participant will recognize compensation income upon the vesting of restricted units or performance units in an amount equal to the amount of cash payable to the participant plus the fair market value of Common Shares or other property delivered to the participant.

                       TAX CONSEQUENCES TO THE CORPORATION

         To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an incentive stock option, the Corporation will not be entitled to any tax deduction in connection with incentive stock options. In all other cases, the Corporation will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to Awards.

RECOMMENDATION AND VOTE

         At the Meeting, the shareholders will be asked to consider and, if thought fit, to approve the following resolution:

                  "BE IT RESOLVED  THAT the  adoption of the Second  Amended and
         Restated Stock Award Plan of the Corporation as set forth in Schedule B to the Corporation's Management Information Circular and Proxy Statement dated October 29, 1997, with such changes as may be required by The Alberta Stock Exchange as a condition to its approval, is hereby approved."

         THIS RESOLUTION WILL NOT TAKE EFFECT UNTIL IT IS PASSED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THE PROPOSAL AT THE MEETING. THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, UNLESS INSTRUCTED OTHERWISE, INTEND TO VOTE FOR THIS RESOLUTION APPROVING ADOPTION OF THE AWARD PLAN.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE ADOPTION OF THE AWARD PLAN.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Shareholder proposals submitted for inclusion in the 1998 proxy materials and consideration at the 1998 annual general meeting of shareholders must be received by the Corporation by July 1, 1998. Any such proposal should comply with the SEC's rules governing shareholder proposals submitted for inclusion in proxy materials.

         The contents and the sending of this Circular have been approved by the Board of Directors of the Corporation.

Portland, Oregon                            BY ORDER OF THE BOARD OF DIRECTORS
October 29, 1997

                                            William DeJong
                                            Secretary

                                   SCHEDULE A

                                  BY-LAW NO. 1B


         A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE BUSINESS AND AFFAIRS OF HEALTHCARE CAPITAL CORP. (HEREINAFTER CALLED THE "CORPORATION").

3.05 QUORUM OF SHAREHOLDERS: A quorum of Shareholders is present at a Meeting of Shareholders if not less than 33-1/3% of the issued shares entitled to vote at the Meeting are represented in person or by proxy.

                                   SCHEDULE B

                            HEALTHCARE CAPITAL CORP.

                           SECOND AMENDED AND RESTATED

                                STOCK AWARD PLAN

                                    ARTICLE 1
                            ESTABLISHMENT AND PURPOSE

                  1.1 Establishment; Amendment and Restatement. HealthCare Capital Corp. ("Corporation") established the HealthCare Capital Corp. Stock Award Plan (the "Plan"), effective as of December 10, 1996, subject to shareholder approval as provided in Article 16 of the Plan. The Plan was previously amended and restated effective February 5, 1997, and is further amended and restated as set forth herein effective October 15, 1997.

                  1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation and its subsidiaries to attract, retain, and reward key employees, directors, and outside consultants. It is also intended to strengthen the mutuality of interests between such employees, directors, and outside consultants and Corporation's shareholders. The Plan is designed to meet this intent by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

                                    ARTICLE 2
                                   DEFINITIONS

                  2.1 Defined Terms. For purposes of the Plan, the following terms shall have the meanings set forth below:

                  "AWARD" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Units, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

                  "AWARD  AGREEMENT"  means an agreement as described in Section
6.4 evidencing an Award granted under the Plan.

                  "BOARD" means the Board of Directors of Corporation.

                  "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

                  "CONSULTANT" means any consultant or adviser to Corporation or a Subsidiary who is not an employee of Corporation or a Subsidiary, but does not include any person involved in a capital-raising or investor relations activity on behalf of the Corporation.

                  "CONTINUING RESTRICTION" means a Restriction contained in Sections 15.4, 15.6, and 15.7 of the Plan and any other Restrictions expressly designated by the Board in an Award Agreement as a Continuing Restriction.

                  "CORPORATION" means HealthCare Capital Corp., an Alberta, Canada, corporation, or any successor corporation.

                  "DISABILITY" means the condition of being "disabled" within the meaning of Section 22(e)(3) of the Code. However, the Board may change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

                  "DOLLARS" OR "$" means United States dollars.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

                  "FAIR MARKET VALUE" of a Share on a particular day means, without regard to any Restrictions, the mean between the reported high and low sale prices, or, if there is no sale on such day, the mean between the reported bid and asked prices, for that day, of Shares on that day or, if that day is not a trading day, the last prior trading day, on the principal securities exchange or automated securities interdealer quotation system on which such Shares shall have been traded.

                  "INCENTIVE STOCK OPTION" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

                  "NONEMPLOYEE DIRECTOR" means a member of the Board who is not an employee of Corporation or a Subsidiary.

                  "NONQUALIFIED OPTION" or "NQO" means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

                  "OPTION" means an ISO or an NQO.

                  "OTHER  STOCK-BASED  AWARD"  means an Award  as  described  in
Section 11.1.

                  "PARTICIPANT" means an employee or Consultant of Corporation or a Subsidiary or a Nonemployee Director who is granted an Award under the Plan.

                  "PERFORMANCE AWARD" means an Award granted pursuant to the provisions of Article of the Plan, the Vesting of which is contingent on attaining one or more Performance Goals.

                  "PERFORMANCE CYCLE" means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

                  "PERFORMANCE GOAL" means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

                  "PLAN" means this HealthCare Capital Corp. Stock Award Plan, as amended and restated as set forth herein and as it may be hereafter amended from time to time.

                  "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

                  "RESTRICTED UNIT" means an Award of stock units representing Shares described in Section 9.1 of the Plan.

                  "RESTRICTION" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

                  "RETIREMENT" means:

                  (a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries at or after age 65, or such earlier retirement date as approved by the Board for purposes of the Plan;

                  (b) For Participants who are Nonemployee Directors, termination of membership on the Board after attaining age 65, or such earlier retirement date as approved by the Board for purposes of the Plan; and

                  (c)  For   individual   Participants   who  are   Consultants,
         termination of service as a Consultant after attaining a retirement age specified by the Board for purposes of an Award to such Consultant.

However, the Board may change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

                  "SHARES" means the Common Shares without nominal or par value of Corporation or any security of Corporation issued in substitution, exchange, or in lieu of such securities.

                  "STOCK APPRECIATION RIGHT" or "SAR" means an Award described in Article 8 of the Plan.

                  "STOCK OPTION PLAN" means the Corporation's incentive stock option plan adopted effective November 18, 1993.

                  "SUBSIDIARY" means a "subsidiary corporation" of Corporation within the meaning of Section 425 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

                  "VEST" or "VESTED" means:

                  (a) In the case of an Award that requires  exercise,  to be or
         to  become   immediately   and  fully   exercisable  and  free  of  all
         Restrictions (other than Continuing Restrictions);

                  (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

                  (c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

                  (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

                  2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

                                    ARTICLE 3
                                 ADMINISTRATION

                  3.1 General. Except as provided in Section 3.2, the Plan shall be administered by the Board.

                  3.2 Committee. The Board may delegate administration of the Plan to a committee of two or more Nonemployee Directors. In the event the Board delegates administration to such a committee, the committee will have all the authority of the Board with respect to administration of the Plan, other than the authority to grant Awards to Nonemployee Directors, which authority shall reside exclusively with the Board, and subject to any additional limits on such delegation imposed by the Board.

                  3.3 Authority of the Board. The Board shall have full power and authority to administer the Plan in its sole discretion, including the authority to:

                  (a)  Construe and interpret the Plan and any Award Agreement;

                  (b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

                  (c) With respect to Participants:

                           (i) Select the employees,  Nonemployee Directors, and
                  Consultants who will be granted Awards;

                           (ii) Determine the number and types of Awards to be granted to each Participant;

                           (iii) Determine the number of Shares, or Share equivalents, to be subject to each Award;

                           (iv) Determine the option price, purchase price, base
                  price, or similar feature for any Award; and

                           (v) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan and subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

Decisions of the Board, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

                  3.4 Liability of Board Members. No member of the Board will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

                  3.5 Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

                                    ARTICLE 4
               DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

                  4.1 Duration of the Plan. The HealthCare Capital Corp. Stock Award Plan initially became effective December 10, 1996, subject to approval by Corporation's shareholders as provided in Article 16 of the Plan. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board.
Termination of the Plan will not affect outstanding Awards.

                  4.2  Shares Subject to the Plan.

                  4.2.1 General. The shares which may be made subject to Awards under the Plan are Shares, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

                  4.2.2 Maximum Number of Shares. The maximum number of Shares for which Awards may be granted under the Plan is 3,000,000 Shares, subject to adjustment pursuant to Article 13 of the Plan; provided that the maximum number of Shares issuable under the Plan may not exceed the number permitted by the regulations, guidelines or policies of any regulatory authority having jurisdiction over the issuance of Shares pursuant to the Plan.

                  4.2.3 Availability of Shares for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan. Furthermore, any Shares covered by a Stock Appreciation Right which are not issued upon exercise will become available for future Awards.

                                    ARTICLE 5
                                   ELIGIBILITY

                  Officers and other key employees of Corporation and its Subsidiaries (who may also be directors of Corporation or a Subsidiary), Consultants, and Nonemployee Directors who, in the Board's judgment, are or will be contributors to the long-term success of Corporation shall be eligible to receive Awards under the Plan.

                                    ARTICLE 6
                                     AWARDS

                  6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

                  (a)  Options governed by Article 7 of the Plan;

                  (b)  Stock  Appreciation  Rights  governed by Article 8 of the
         Plan;

                  (c)  Restricted Units governed by Article 9 of the Plan;

                  (d)  Performance  Awards  governed  by Article 10 of the Plan;
         and

                  (e) Other Stock-Based Awards or combination Awards governed by Article 11 of the Plan.

In the discretion of the Board, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

                  6.2 General. Subject to the limitations of the Plan, the Board may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Board, in its discretion, deems appropriate; provided that all Awards granted under the Plan are subject to approval by any regulatory authority having jurisdiction over such grants. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  6.3 Nonuniform Determinations. The Board's determinations under the Plan or under one or more Award Agreements, including, without limitation, the selection of Participants to receive Awards, the type, form, amount, and timing of Awards, the terms of specific Award Agreements, and elections and determinations made by the Board with respect to exercise or payments of Awards, need not be uniform and may be made by the Board selectively among Participants and Awards, whether or not Participants are similarly situated.

                  6.4 Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements, or the form thereof, must be approved by the Board and may, subject to the provisions of the Plan, contain any provision approved by the Board, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  6.5 Provisions Governing All Awards. All Awards will be subject to the following provisions:

                  (a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

                  (b) Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

                  (c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of or a consultant to Corporation or any Subsidiary, as the case may be, and will not interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment or to remove such person as a Consultant or as a director at any time for any reason or for no reason, with or without cause.

                  (d) Termination Of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment or service as a Nonemployee Director or Consultant will be determined by the Board and specified in the applicable Award Agreement, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  (e) Change in Control. The Board, in its discretion, may provide in any Award Agreement that in the event of a change in control of Corporation (as the Board may define such term in the Award Agreement), as of the date of such change in control:

                           (i) All, or a specified  portion of, Awards requiring
                  exercise  will  become  fully  and  immediately   exercisable,
                  notwithstanding any other limitations on exercise;

                           (ii) All, or a specified  portion of, Awards  subject
                  to Restrictions will become fully Vested; and

                           (iii) All, or a specified  portion of, Awards subject
                  to Performance Goals will be deemed to have been fully earned.

         The Board, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

                  (f) Reporting Persons. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning the Plan with respect to other Participants.

                  (g) Service Periods. At the time of granting Awards, the Board may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

                  (h) Nontransferability. Each Award shall not be transferable or assignable otherwise than by will or the laws of descent and distribution and shall be exercisable (if exercise is required) during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative.

                                    ARTICLE 7
                                     OPTIONS

                  7.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Board may grant Options under the Plan meeting the requirements of such forms of options.

                  7.2 General. Options will be subject to the terms and conditions set forth in Article 6 of the Plan and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Board deems desirable, subject to approval by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  7.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which will not be less than:

                  (a) 75 percent of the Fair Market Value of a Share on the date of grant for all Nonqualified Options; or

                  (b) 100 percent of the Fair Market Value of a Share on the date of grant for all Incentive Stock Options;

provided that at no time shall the option exercise price of an Option at the date of grant be greater or less than that permitted under the regulations, guidelines or policies of any regulatory authority having jurisdiction over Awards granted under the Plan.

                  7.4 Option Term. The Award Agreement for each Option will specify the term during which the Option may be exercised, as determined by the Board, subject to approval by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  7.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Board:

                  (a) The time or times when the Option will become exercisable and whether the Option will become exercisable in full or in graduated amounts over a period specified in the Award Agreement;

                  (b) Such other terms, conditions, and restrictions as to when the Option may be exercised as are determined by the Board; and

                  (c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Consultant or Nonemployee Director of Corporation or a Subsidiary;

in  each  case,   subject  to  approval  by  any  regulatory   authority  having
jurisdiction over Awards granted under the Plan. An Award Agreement for an Option may, in the discretion of the Board, provide whether, and to what extent, the Option will become immediately and fully exercisable (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a change in control of Corporation.

                  7.6 Method of Exercise. The Award Agreement for each Option will specify the method or methods of payment acceptable upon exercise of an Option. An Award Agreement may provide that the option price is payable in full in cash or, at the discretion of the Board, by delivery (in a form approved by the Board) of an irrevocable direction to a securities broker acceptable to the Board (i) to sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due, or (ii) to pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and withholding taxes due.

                  7.7 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement shall be in conformance with the statutory and regulatory requirements specified in Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may not be granted under the Plan after December 9, 2006, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

                  8.1 General. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 of the Plan and this Article 8 and may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Board deems desirable, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right (or SAR) is an Award entitling a Participant to receive an amount equal to the excess (or if the Board determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is exercised. The base price will be designated by the Board in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher or lower price as the Board determines.

                  8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Board. The Board may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.

                  8.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any other form or combination of such methods as the Board shall determine.

                                    ARTICLE 9
                                RESTRICTED UNITS

                  9.1 Nature of Restricted Units. A Restricted Unit is an Award of stock units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Board deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant's employment (or service as a Consultant or Nonemployee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

                  9.2 General. Restricted Units will be subject to the terms and conditions of Article 6 of the Plan and this Article 9 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Board deems desirable, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  9.3 Restriction Period. Restricted Units will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as a Consultant or Nonemployee Director) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of grant of the Award and ending on such later date or dates as the Board may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares underlying Restricted Units. The Board, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Units or portion thereof, as the case may be. Although Restricted Units usually will Vest based on continued employment (or continued service as a Consultant or Nonemployee Director) and Performance Awards under Article of the Plan will usually Vest based on attainment of Performance Goals, the Board, in its discretion, may condition Vesting of Restricted Units on attainment of Performance Goals as well as continued employment (or continued service as a Consultant or Nonemployee Director). In such case, the Restriction Period for such Restricted Units will include the period prior to satisfaction of the Performance Goals.

                  9.4 Forfeiture. If a Participant ceases to be an employee (or Consultant or Nonemployee Director) of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) the Award Agreement may require that all non-Vested Restricted Units previously granted to the Participant be forfeited and returned to Corporation.

                  9.5 Settlement of Vested Restricted Units. Upon Vesting of an Award (or portion thereof) of Restricted Units, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the number of Shares covered by such Restricted Units at the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Shares equal to the number of Restricted Units, or in any other form or combination of such methods as the Board, in its sole discretion, determines.

                                   ARTICLE 10
                               PERFORMANCE AWARDS

                  10.1 General. Performance Awards will be subject to the terms and conditions set forth in Article 6 of the Plan and this Article 10 and may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Board deems desirable, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

                  10.2 Nature of Performance Awards. A Performance Award is an Award of stock units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Board deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award or a portion of such Award in the event specified Performance Goals are not met within a designated Performance Cycle.

                  10.3 Performance Cycles. For each Performance Award, the Board will designate a performance period (the "Performance Cycle") with a duration to be determined by the Board in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles for specific Awards may differ from each other.

                  10.4 Performance Goals. For each Performance Award, the Board will establish Performance Goals on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. Performance Goals may be based on performance criteria for Corporation, a Subsidiary, or an operating group or division, or based on a Participant's individual performance. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Board may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

                  10.5 Determination of Vested Awards. As soon as practicable after the end of a Performance Cycle, the Board will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

                  10.6 Timing and Form of Payment. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Board's determination under
Section 10.5, in the form of cash, installments, or Shares, or in any form or combination of such methods as the Board determines.

                                   ARTICLE 11
                    OTHER STOCK-BASED AND COMBINATION AWARDS

                  11.1  Other  Stock-Based  Awards.  The Board  may grant  other
Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

                  11.2 Combination Awards. The Board may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

                                   ARTICLE 12
                               DEFERRAL ELECTIONS

                  The Board may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn-out, or Vesting of an Award made under the Plan. If any such election is permitted, the Board will establish rules and procedures for such payment deferrals, including, but not limited to, payment or crediting of a growth factor on such deferred amounts credited in cash.

                                   ARTICLE 13
                ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

                  13.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                  13.2 Adjustments by the Board. In the event of any change in capitalization affecting the Shares of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Shares, such proportionate adjustments as the Board, in its sole discretion, deems appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the price per Share in respect of outstanding Awards. The Board may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

                                   ARTICLE 14
                            AMENDMENT AND TERMINATION

                  Without further approval of Corporation's shareholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable; provided that the Board may not, without approval of the shareholders, make any amendment that would materially increase the aggregate number of Shares that may be issued under the Plan (except for adjustments pursuant to Article 13 of the Plan); and provided further that any amendment of the Plan shall be subject to approval, to the extent required, by any regulatory authority having jurisdiction over the Plan.

                                   ARTICLE 15
                                  MISCELLANEOUS

                  15.1  Tax Withholding.

                  15.1.1 General. Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any taxes of any kind required by the laws of any Canadian or U.S. jurisdiction to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan may be required to make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations, whether or not such recipient is an employee of Corporation or a Subsidiary on the date of such settlement. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

                  15.1.2 Stock Withholding. The Board, in its sole discretion, may permit a Participant to satisfy all or a part of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to the Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made.

                  15.2 Unfunded Plan. The Plan will be unfunded and Corporation shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

                  15.3 Payments to Trust. The Board is authorized to cause to be established a trust agreement or several trust agreements whereunder the Board may make payments of amounts due or to become due to Participants in the Plan. However, the Board has no obligation to establish such a trust or fund.

                  15.4 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement of such Award or that the grant of an Award payable in Shares is provisional until the Participant becomes entitled to the stock certificate in settlement of such Award. In the event the employment (or service as a Consultant or Nonemployee Director) of a Participant is terminated for cause (as defined below), any Award that is provisional will be annulled as of the date of such termination for cause. For the purpose of this Section 15.4, the term "for cause" will have the meaning set forth in the Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct that is materially detrimental to the best interests of Corporation, as determined by the Board.

                  15.5 Engaging in Competition With Corporation. Any Award Agreement may provide that, if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within 18 months after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Board, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant's termination of employment with Corporation.

                  15.6 Other  Corporation  Benefit  and  Compensation  Programs.
Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Board expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

                  15.7 Securities Law Restrictions. No Shares will be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with the applicable securities laws of any Canadian or U.S. jurisdiction. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Board deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the Alberta or British Columbia Securities Commissions, any stock exchange upon which the Shares are then listed, and any applicable securities law. The Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  15.8 Governing Law. Except with respect to references to the Code or applicable securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the State of Oregon.

                                   ARTICLE 16
                              SHAREHOLDER APPROVAL

                  The adoption of the Plan, as amended and restated effective October 15, 1997, and any grant of Awards under the Plan are expressly subject to the approval of the Plan by the shareholders at the 1997 annual meeting of Corporation's shareholders. In the event that such shareholder approval is received, no additional stock options will be granted thereafter under the Stock Option Plan and such plan will immediately terminate; provided that such termination will have no effect on any options previously granted thereunder.

                                   ARTICLE 17
                                 OTHER APPROVALS

                  For so long as the Shares are listed on The Alberta Stock Exchange, the Plan is subject to approval by such Exchange and compliance with all conditions imposed by such Exchange from time to time with respect to the granting and administration of Awards under the Plan.

                            HEALTHCARE CAPITAL CORP.
                                 --------------

                                      PROXY
                                 --------------


        FOR USE AT THE ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 5, 1997

         The undersigned shareholder of HEALTHCARE CAPITAL CORP. (the "Corporation") hereby appoints Douglas F. Good, Chairman of the Board of the Corporation, or failing him, Brandon M. Dawson, President and a director of the Corporation, or failing him, William DeJong, Secretary and a director of the Corporation, or instead of any of the foregoing, ------------------------- as proxy for the undersigned to attend and act for and on behalf of the undersigned at the Annual and Special General Meeting of the Shareholders of the Corporation (the "Meeting") to be held on the 5th day of December, 1997, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the designee named above is specifically directed to vote (or withhold or abstain from voting) the Common Shares of the Corporation registered in the name of the undersigned as indicated below.

1.       RESOLUTION FIXING THE NUMBER OF DIRECTORS AT SIX.

                  FOR [ ]           AGAINST [ ]               WITHHOLD VOTE [ ]


2.       ELECTION OF DIRECTORS.

                  FOR [ ]                                     WITHHOLD VOTE [ ]
         all nominees listed (except                          as to all nominees
         as marked to the contrary below)                     listed below

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:)

         Gene K. Balzer, Ph.D., Brandon M. Dawson, William DeJong, Gregory J. Frazer, Ph.D., Douglas F. Good, Hugh T. Hornibrook


3. RESOLUTION APPROVING THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the auditors of the Corporation and authorizing the directors to fix their remuneration.

                  FOR [ ]                                     WITHHOLD VOTE [ ]


4. RESOLUTION RATIFYING BY-LAW AMENDMENT to increase shareholder quorum requirement.

                  FOR [ ]           AGAINST [ ]               WITHHOLD VOTE [ ]


5.       RESOLUTION APPROVING SECOND AMENDED AND RESTATED STOCK AWARD PLAN.

                  FOR [ ]           AGAINST [ ]               WITHHOLD VOTE [ ]

6. To vote at the discretion of the proxy designee on any amendments or variations to the foregoing and on any other matters (other than matters which are to come before the meeting and which are the subject of another proxy executed by the undersigned) which may properly come before the Meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION AT THE DIRECTION OF THE BOARD OF DIRECTORS. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING OTHER THAN ONE OF THE PERSONS LISTED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON (WHO NEED NOT BE A SHAREHOLDER) IN THE BLANK SPACE PROVIDED ABOVE FOR THAT PURPOSE. THE UNDERSIGNED REVOKES ANY INSTRUMENT OF PROXY PREVIOUSLY GIVEN FOR THE PURPOSE OF THE MEETING IN RESPECT OF COMMON SHARES HELD BY THE UNDERSIGNED.

DATED --------------, 1997.



------------------------------------------------
Signature of Shareholder(s)

                             NOTES:

                             1. Please sign exactly as your name appears below. If the shares are jointly held, each joint owner named should sign. When signing as
                                  attorney,       personal       representative,
                                  administrator, or other fiduciary, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person. If the proxy form is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Corporation.

                             2. IN THE EVENT THAT NO SPECIFICATION HAS BEEN MADE WITH RESPECT TO THE VOTING ON ONE OR MORE OF THE RESOLUTIONS REFERRED TO IN ITEMS 1 THROUGH 5 ABOVE, THE PROXY DESIGNEE IS INSTRUCTED TO VOTE THE SHARES REPRESENTED BY THIS PROXY ON EACH SUCH MATTER AND FOR SUCH RESOLUTION. MARKING THE "WITHHOLD VOTE" BOX ON ITEMS 1, 4 OR 5 WILL BE DEEMED TO HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                             3. To be effective, proxies must be received before 10 a.m. (Calgary time) on December 4, 1997, by CIBC Mellon Trust Company, Suite 600, 333-7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z1 or be presented at the Meeting.


                             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.